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                                                                      EXHIBIT 12

                  H. J. HEINZ FINANCE COMPANY AND SUBSIDIARIES

               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

                                                                   Nine
                                                                  Months
                                                                   Ended
                                                               -------------
                                                                January 29,
(in thousands)                                                     2003
--------------                                                 -------------
Fixed Charges:
  Interest expense*.........................................     $113,223
  Interest component of rental expense......................        4,906
                                                                 --------
     Total fixed charges....................................     $118,129
                                                                 --------
Earnings:
  Income from continuing operations before income taxes and
     minority interest before income taxes..................     $225,372
  Add: Interest expense*....................................      113,223
  Add: Interest component of rental expense.................        4,906
                                                                 --------
     Earnings as adjusted...................................     $343,501
                                                                 --------
  Ratio of earnings to fixed charges........................         2.91
                                                                 ========

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* Interest expense includes amortization of debt expense and any discount or premium relating to indebtedness.

                      H. J. HEINZ COMPANY AND SUBSIDIARIES

               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

                                                                   Nine
                                                                  Months
                                                                   Ended
                                                               -------------
                                                                January 29,
(in thousands)                                                     2003
--------------                                                 -------------
Fixed Charges:
  Interest expense*.........................................     $169,817
  Interest component of rental expense......................       21,870
                                                                 --------
     Total fixed charges....................................     $191,687
                                                                 --------
Earnings:
  Income from continuing operations before income taxes and
     effect of change in accounting principle...............     $703,548
  Add: Interest expense*....................................      169,817
  Add: Interest component of rental expense.................       21,870
  Add: Amortization of capitalized interest.................        1,213
                                                                 --------
     Earnings as adjusted...................................     $896,448
                                                                 --------
  Ratio of earnings to fixed charges........................         4.68
                                                                 ========

---------------
* Interest expense includes amortization of debt expense and any discount or premium relating to indebtedness.